EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the registration of 323,000 shares of common stock issued under certain nonqualified stock option agreements of GTSI Corp. of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of GTSI Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with Securities and Exchange Commission.

                                                   Ernst & Young LLP

McLean, Virginia
February 5, 2004